UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): November 4, 2024

Magnera Corporation
(Exact name of registrant as specified in its charter)

Pennsylvania	001-03560	23-0628360
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9335 Harris Corners Pkwy, Suite 300, Charlotte, North Carolina	28269
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 866 744-7380

Glatfelter Corporation
4350 Congress Street, Suite 600, Charlotte, North Carolina 28209
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	GLT	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Introductory Note.

On November 4, 2024 (the “Closing Date”), Magnera Corporation (“Magnera” or the “Company”), formerly known as Glatfelter Corporation (“Glatfelter”), and Berry Global Group, Inc. (“Berry”) completed the previously disclosed transactions contemplated by (i) that certain RMT Transaction Agreement, dated as of February 6, 2024 (the “RMT Transaction Agreement”), by and among Glatfelter, Treasure Merger Sub I, Inc., a wholly owned subsidiary of Glatfelter (“First Merger Sub”), Treasure Merger Sub II, LLC, a wholly owned subsidiary of Glatfelter (“Second Merger Sub” and, together with First Merger Sub, the “Merger Subs”), Berry and Treasure Holdco, Inc., a Delaware corporation and a wholly owned subsidiary of Berry (“Spinco”), (ii) that certain Separation and Distribution Agreement, dated as of February 6, 2024 (the “Separation Agreement”), by and among Glatfelter, Berry and Spinco, and (iii) certain other agreements in connection with the transactions contemplated by the RMT Transaction Agreement and the Separation Agreement.

Specifically, (i) Berry separated the business, operations and activities that constituted the global nonwovens and hygiene films business of Berry (the “HHNF Business”) from Berry’s other businesses pursuant to which certain assets and liabilities constituting the HHNF Business were transferred pursuant to a separation plan to Spinco, and certain excluded assets and liabilities unrelated to the HHNF Business were transferred to Berry or other non-Spinco subsidiaries of Berry, subject to certain exceptions set forth in the Separation Agreement (collectively, the “Separation”), (ii) in connection with the Separation, Spinco assumed certain debt of the HHNF Business and made a cash distribution to Berry from the proceeds of the financing by Spinco (the “Special Cash Payment”), (iii) Glatfelter amended its amended and restated Articles of Incorporation (the “Glatfelter Charter”), to, among other things, change its name to “Magnera Corporation”, effect a reverse stock split of all issued and outstanding shares of common stock of Glatfelter, par value $0.01 per share (“Company common stock”) and increase the number of authorized shares of Company common stock (the “Charter Amendment”), (iv) thereafter, on the Closing Date, Berry distributed 100% of all of the issued and outstanding shares of common stock, par value $0.01 per share, of Spinco (“Spinco common stock”) to Berry stockholders by way of a pro rata dividend such that each holder of shares of Berry common stock, par value $0.01 per share (“Berry common stock”) was entitled to receive one share of Spinco common stock for each share of Berry common stock held as of the record date, November 1, 2024 (the “Spinco Distribution”), and (v) immediately after the Spinco Distribution, First Merger Sub merged with and into Spinco, with Spinco surviving as a direct wholly owned subsidiary of the Company (the “First Merger”), immediately following which, Spinco merged with and into Second Merger Sub, with Second Merger Sub surviving as a limited liability company and a direct wholly owned subsidiary of the Company (the “Second Merger”, and collectively with the First Merger, the “Merger” and the Merger together with the Separation, Special Cash Payment, Spinco Distribution, and the Charter Amendment, the “Transactions”).

Pursuant to the RMT Transaction Agreement, at the effective time of the First Merger, each issued and outstanding share of Spinco common stock on the Closing Date was automatically converted into the right to receive 0.276305 shares of Company common stock.

Item 1.01	Entry into a Material Definitive Agreement.

Transaction Documents

In connection with the Transactions, on the Closing Date, Berry Global, Inc., a wholly-owned subsidiary of Berry (“BGI”), and Second Merger Sub entered into a Transition Services Agreement (the “TSA”) to facilitate the transition and integration of the Transactions. During the term of the TSA, each of BGI and Second Merger Sub will provide the other party with services that the parties have agreed are reasonably necessary in order for the HHNF Business to operate in substantially the same manner as the HHNF Business is and was conducted as of the Closing Date and during the 12-month period prior to the Closing Date. Each party will provide the applicable transition services to the other party in a manner generally consistent with the historical provision of such services by such party or any of its affiliates (to the extent such services were performed by such party or any of such affiliates prior to closing) to the HHNF Business during the 12-month period prior to the Closing Date. The term of the TSA is 12 months from and after the Closing Date, subject to an option to extend the term on a service-by-service basis if BGI and Second Merger Sub agree in writing to do so. The foregoing description of the TSA does not purport to be complete and is qualified in its entirety by reference to the TSA, a copy of which is attached hereto as Exhibits 10.1, and incorporated by reference into this Item 1.01.

Financing Matters

On the Closing Date, Spinco, as the initial borrower, entered into a Term Loan Credit Agreement with the Borrower (as defined therein) (the “Term Borrower”), the lenders party thereto and Citibank, N.A. as administrative agent and collateral agent for the lenders, which established a term loan facility (the “Term Loan Facility”) in the outstanding principal amount of $785 million that matures in seven years. In connection with the Transactions, Magnera assumed Spinco’s obligations in respect of the Term Loan Facility.

Additionally, on the Closing Date, Spinco, as the initial U.S. borrower, entered into an Asset-Based Revolving Credit Agreement with Magnera (following its assumption of Spinco’s obligations as noted below, the “U.S. Borrower”), Glatfelter Gatineau Ltée (the “Canadian Borrower”), Glatfelter Lydney, Ltd., Glatfelter Caerphilly Limited, and Fiberweb Geosynthetics Limited (collectively, the “U.K. Borrowers”), Glatfelter Gernsbach GmbH (the “German Lead Borrower”), certain other German subsidiaries of Magnera (together with the German Lead Borrower, the “German Borrowers”, and together with the U.S. Borrower, the Canadian Borrower and the U.K. Borrowers, the “ABL Borrowers”), the lenders party thereto and Wells Fargo Bank, National Association as administrative agent, collateral agent and U.K. security trustee for the lenders, which established a revolving credit facility (the “Revolving Credit Facility”) in the aggregate amount of $350 million. In connection with the Transactions, Magnera assumed Spinco’s obligations in respect of the Revolving Credit Facility. The Revolving Credit Facility is split into a $215 million U.S. facility (the “U.S. Facility”), a $22.5 million Canadian facility (the “Canadian Facility”), a $32.5 million U.K. facility (the “U.K. Facility”), and an $80 million German facility (the “German Facility”).

The U.S. Facility is available to the U.S. Borrower in an amount equal to the lesser of $215 million and the sum of the U.S. Borrowing Base and the Canadian Borrowing Base (each as defined in the Asset-Based Revolving Credit Agreement). The Canadian Facility is available to the Canadian Borrower in an amount equal to the lesser of $22.5 million and the sum of the U.S. Borrowing Base and the Canadian Borrowing Base (each as defined in the Asset-Based Revolving Credit Agreement). The U.K. Facility is available to the U.K. Borrowers in an amount equal to the lesser of $32.5 million and the U.K. Borrowing Base (as defined in the Asset-Based Revolving Credit Agreement). The German Facility is available to each German Borrower in an amount equal to the lesser of $80 million and such German Borrower’s German Borrowing Base (as defined in the Asset-Based Revolving Credit Agreement). The ABL Borrowers can request a reallocation of the commitments between the U.S. Facility, the Canadian Facility, the U.K. Facility, and the German Facility on a quarterly basis.

Each of the U.S. Facility, the Canadian Facility, the U.K. Facility and the German Facility includes borrowing capacity available for letters of credit and for borrowings on same-day notice, referred to as swingline loans.

Borrowings under the Term Loan Facility bear interest at a rate equal to a customary applicable margin plus, as determined at the Term Borrower’s option, either (a) a base rate determined by reference to the higher of (1) the prime rate of Citibank, N.A., as administrative agent, (2) the U.S. federal funds rate plus 1/2 of 1%, and (3) one-month term SOFR plus 1.00%, or (b) a term SOFR rate for the interest period relevant to such borrowing.

Borrowings under the U.S. Facility will bear interest at a rate equal to a customary applicable margin plus, as determined at the U.S. Borrower’s option, either (a) a base rate determined by reference to the higher of (1) the prime rate of Wells Fargo Bank, National Association, (2) the U.S. federal funds rate plus 1/2 of 1%, and (3) one-month term SOFR plus 1.00%, or (b) a term SOFR rate for the interest period relevant to such borrowing.

Borrowings under the Canadian Facility bear interest at a rate equal to a customary applicable margin plus, as determined at the U.S. Borrower’s option, either (a) in the case of a U.S. dollar borrowing, (1) a base rate determined by reference to the higher of (x) the prime rate of Wells Fargo Bank, N.A., (y) the U.S. federal funds rate plus 1/2 of 1%, and (z) one-month term SOFR plus 1.00%, or (2) a term SOFR rate for the interest period relevant to such borrowing, or (b) in the case of a Canadian dollar borrowing, (1) a base rate determined by reference to the higher of (x) one-month term CORRA plus 1%, or (y) the Canadian prime rate, and (2) an adjusted term CORRA rate for the interest period relevant to such borrowing.

Borrowings under the U.K. Facility bear interest at a rate equal to a customary applicable margin plus, as determined at the applicable U.K. Borrower’s option, either (a) in the case of a U.S. dollar borrowing, (1) a base rate determined by reference to the higher of (x) the prime rate of Wells Fargo Bank, N.A., (y) the U.S. federal funds rate plus 1/2 of 1%, and (z) one-month term SOFR plus 1.00%, or (2) a term SOFR rate for the interest period relevant to such borrowing, (b) in the case of a Euro borrowing, (1) a daily rate determined by reference to one-month EURIBOR on each day, and (2) a term EURIBOR rate for the interest period relevant to such borrowing, or (c) in the case of a Sterling borrowing, the SONIA rate.

Borrowings under the German Facility bear interest at a rate equal to a customary applicable margin plus, as determined at the German Lead Borrower’s option, either (a) in the case of a U.S. dollar borrowing, (1) a base rate determined by reference to the higher of (x) the prime rate of Wells Fargo Bank, N.A., (y) the U.S. federal funds rate plus 1/2 of 1%, and (z) one-month term SOFR plus 1.00%, or (2) a term SOFR rate for the interest period relevant to such borrowing, and (b) in the case of a Euro borrowing, (1) a daily rate determined by reference to one-month EURIBOR on each day, and (2) a term EURIBOR rate for the interest period relevant to such borrowing.

In addition to paying interest on outstanding principal under the senior secured credit facilities, the ABL Borrowers are required to pay a commitment fee to the lenders under the Revolving Credit Facility in respect of the unutilized commitments thereunder at a rate based on the quarterly average daily borrowing availability under the Revolving Credit Facility. The ABL Borrowers also pay a customary letter of credit fee to the issuing banks, including a fronting fee of 0.125% per annum of the stated amount of each outstanding letter of credit, and customary agency fees. The Term Loan Facility will, subject to the other terms thereof, be repaid in a principal amount equal to 0.25% of the sum of its outstanding principal amount thereof at closing, quarterly commencing in 2025 as set forth therein.

The senior secured credit facilities contain customary covenants restricting, subject to certain exceptions, the Borrowers’ ability and the ability of their subsidiaries to, among other things, incur indebtedness, make certain restricted payments, and enter into certain restricted transactions.

All obligations under the Term Loan Facility are unconditionally guaranteed by, subject to certain exceptions, each of the Term Borrower’s existing and future direct and indirect domestic subsidiaries. The guarantees of those obligations are secured by substantially all the Term Borrower’s assets and those of each applicable subsidiary guarantor.

All obligations under the U.S. Facility are unconditionally guaranteed by, subject to certain exceptions, each of the U.S. Borrower’s existing and future direct and indirect domestic and Canadian subsidiaries. The guarantees of those obligations are secured by substantially all the U.S. Borrower’s assets and those of each applicable subsidiary guarantor. All obligations under the Canadian Facility are unconditionally guaranteed by the U.S. Borrower and, subject to certain exceptions, each of the U.S. Borrower’s existing and future direct and indirect domestic and Canadian, U.K., and German subsidiaries. The guarantees of those obligations are secured by a first-priority and second-priority lien on substantially all fixed assets of the U.S. Borrower and those of each domestic and Canadian, U.K., and German subsidiary guarantor. All obligations under the U.K. Facility are unconditionally guaranteed by the U.S. Borrower and, subject to certain exceptions, each of the U.S. Borrower’s existing and future direct and indirect domestic and Canadian, U.K., and German subsidiaries. The guarantees of those obligations are secured by a first-priority lien and second-priority lien on substantially all fixed assets of the U.S. Borrower and those of each domestic and Canadian, U.K., and German subsidiary guarantor. All obligations under the German Facility are unconditionally guaranteed by the U.S. Borrower and, subject to certain exceptions, each of the U.S. Borrower’s existing and future direct and indirect domestic and Canadian, U.K., and German subsidiaries. The guarantees of those obligations are secured by substantially all the U.S. Borrower’s assets and those of each domestic and Canadian, U.K., and German subsidiary guarantor.

The Term Loan Facility requires the Term Borrower to use commercially reasonable efforts to maintain corporate ratings from Moody’s and S&P for the term loans. The senior secured credit facilities also contain certain other customary affirmative covenants and events of default.

Covenant Compliance

The ABL Borrowers’ fixed charge coverage ratio (as defined in the Revolving Credit Facility), is calculated based on a numerator consisting of Adjusted EBITDA (as defined in the Revolving Credit Facility) less income taxes paid in cash and non-financed capital expenditures, and a denominator consisting of scheduled principal payments in respect of indebtedness for borrowed money, interest expense, and certain distributions. The ABL Borrowers are required, under their debt incurrence covenant, to use a rolling four quarter Adjusted EBITDA in its calculations.

The Revolving Credit Facility requires the ABL Borrowers to maintain a minimum fixed charge coverage ratio at any time when specified availability falls below the greater of 10% of the lesser of the Revolving Credit Facility commitments and the borrowing base and $27.5 million (and for twenty consecutive days following the date upon which availability exceeds and continues to exceed such threshold) or during the continuation of an event of default. In that event, the ABL Borrowers must satisfy a minimum fixed charge coverage ratio requirement of 1.0 to 1.0.

The foregoing description of the Term Loan Facility and the Revolving Credit Facility does not purport to be complete and is qualified in its entirety by reference to the Term Loan Credit Agreement and the Asset-Based Revolving Credit Agreement, copies of which are attached hereto as Exhibits 10.2 and 10.3, respectively, and incorporated herein by reference.

Indenture and Senior Secured Notes due 2031

On the Closing Date, Magnera assumed all obligations under $800,000,000 aggregate principal amount of 7.250% senior secured notes due 2031 (the “Notes”) issued by Treasure Escrow Corporation (the “Escrow Issuer”) on October 25, 2024, pursuant to an indenture, dated as of October 25, 2024, between the Escrow Issuer and U.S. Bank Trust Company, National Association, as trustee (the “Trustee”) and collateral agent, as supplemented by the First Supplemental Indenture, dated as of Closing Date, by and among the Escrow Issuer, Second Merger Sub and the Trustee, and the Second Supplemental Indenture, dated as of Closing Date, by and among Magnera, Second Merger Sub, certain subsidiaries of Magnera and the Trustee (the “Indenture”). Upon such assumption, the Escrow Issuer was released from its obligations under the Notes and the Indenture. References to the “Issuer” in this description refer only to Magnera and not to Berry or any of its subsidiaries.

The Notes are now senior obligations of the Issuer and will have the benefit of the first priority or second priority, as applicable, security interest in the collateral described below and will mature on November 15, 2031. The Notes bear interest at a rate of 7.250% per annum, payable semiannually, in cash in arrears, on April 15 and October 15 of each year, commencing on April 15, 2025, to holders of record at the close of business on April 1 or October 1, as the case may be, immediately preceding the interest payment date.

On or after November 15, 2027, the Issuer may redeem the Notes at its option, in whole at any time or in part from time to time, upon not less than 10 nor more than 60 days’ prior notice mailed by first-class mail or sent electronically to each holder’s registered address, at the following redemption prices (expressed as a percentage of principal amount), plus accrued and unpaid interest and additional interest, if any, to, but not including, the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date), if redeemed during the twelve-month period commencing on November 15 of the years set forth below:

Period	Redemption Price
2027	103.625%
2028	101.813%
2029 and thereafter	100.000%

On or after the Escrow Release Date (as defined in the Indenture), which is the Closing Date, but prior to November 15, 2027, the Issuer may redeem the Notes at its option, in whole at any time or in part from time to time, upon not less than 10 nor more than 60 days’ prior notice mailed by first-class mail or sent electronically to each holder’s registered address, at a redemption price equal to 100% of the principal amount of the Notes redeemed plus the Applicable Premium (as defined in the Indenture) as of, and accrued and unpaid interest and additional interest, if any, to, the applicable redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date).

In addition, on or after the Escrow Release Date but prior to November 15, 2027, the Issuer may redeem up to 10% of the aggregate principal amount of the Notes issued under the Indenture during any twelve-month period (but not more than three times), upon not less than 10 nor more than 60 days’ prior notice mailed by first-class mail or sent electronically to each holder’s registered address, at a redemption price equal to 103% of the principal amount of the Notes redeemed plus accrued and unpaid interest, if any, to, the applicable redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date).

Notwithstanding the foregoing, at any time and from time to time on or after the Escrow Release Date but on or prior to November 15, 2027, the Issuer may redeem in the aggregate up to 40% of the original aggregate principal amount of the Notes (calculated after giving effect to any issuance of additional Notes) with the net cash proceeds of one or more equity offerings by the Issuer or by any direct or indirect parent of the Issuer, in each case to the extent the net cash proceeds thereof are contributed to the common equity capital of the Issuer or used to purchase capital stock (other than Disqualified Stock (as defined in the Indenture)) of the Issuer from it, at a redemption price (expressed as a percentage of principal amount thereof) of 107.250%, plus accrued and unpaid interest to, but not including, the redemption date (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date); provided, however, that at least 60% of the original aggregate principal amount of the Notes (calculated after giving effect to any issuance of additional Notes) remain outstanding immediately after each such redemption; provided, further, that such redemption shall occur within 90 days after the date on which any such equity offering is consummated upon not less than 10 nor more than 60 days’ notice sent electronically or mailed to each holder of Notes being redeemed and otherwise in accordance with the procedures set forth in the Indenture.

Any redemption or notice described above may, at the Issuer’s discretion, be subject to one or more conditions precedent, including, but not limited to, completion of a related equity offering.

The Notes are fully and unconditionally guaranteed, jointly and severally, on a senior secured basis, by each of Magnera’s existing and future direct or indirect subsidiaries that guarantees its Term Loan Facility. Under certain circumstances, subsidiaries may be released from these guarantees without the consent of the holders of the Notes.

The Notes and the guarantees thereof are unsubordinated obligations of Magnera and the guarantors and are (i) equal in right of payment to all of Magnera’s and such guarantors’ existing and future unsubordinated indebtedness and structurally subordinated to all the liabilities of Magnera’s subsidiaries that are not or do not become subsidiary guarantors, and (ii) secured by (x) a second priority lien on the assets of the Issuer and the guarantors that secure Magnera’s Revolving Credit Facility on a first priority basis and Magnera’s Term Loan Facility on a second priority basis, in each case, subject to certain specified exceptions and permitted liens and (y) a first priority lien on the other assets that secure Magnera’s Term Loan Facility on a first priority basis and Magnera’s Revolving Credit Facility on a second priority basis. The Notes rank pari passu in right of payment to Magnera’s Term Loan Facility and its existing 4.750% senior notes due 2029 (the “Existing Notes”), which are being secured in connection with the Transactions, and are effectively senior to all of Magnera’s and the subsidiary guarantors’ existing and future indebtedness that is not secured by a lien on the collateral to the extent of the value of the assets securing the Notes. The Notes are structurally subordinated to any existing or future indebtedness and other liabilities of any subsidiaries of Magnera that is not a guarantor of the Notes.

From and after the Escrow Release Date, under certain circumstances, the Issuer and the subsidiary guarantors are entitled to the release of property and other assets included in the collateral from the liens securing the Notes.

From and after the Escrow Release Date, upon the occurrence of certain changes of control of the Issuer, each holder of the Notes will have the right to require the Issuer to repurchase all or any part of such holder’s Notes at a purchase price in cash equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of repurchase (subject to the right of holders of record on the relevant record date to receive interest due on the relevant interest payment date).

The Indenture contains a number of restrictive covenants, including those relating to the ability of the Issuer to:

•	incur or guarantee additional indebtedness;

•	pay dividends and make other restricted payments (including prepayments of subordinated debt);

•	create restrictions on the payment of dividends or other distributions to Magnera from its restricted subsidiaries;

•	create or incur certain liens;

•	make certain investments;

•	engage in transactions with affiliates;

•	engage in sales of assets and subsidiary stock;

•	transfer all or substantially all of Magnera’s assets or enter into merger or consolidation transactions; and

•	designate subsidiaries as unrestricted subsidiaries.

Certain covenants and the change of control repurchase requirement described above will be suspended with respect to the Notes during all periods when the Notes have investment grade ratings from any two or more of Moody’s Investors Service, Inc., S&P Global Ratings, a division of S&P Global Inc., and Fitch Ratings Inc., provided that no event of default has occurred and is continuing.

Upon the occurrence of certain events of default specified in the Indenture, the principal of, premium, if any, interest and any other monetary obligations on all the then outstanding Notes may become due and payable immediately.

The foregoing description of the Notes and the Indenture governing the Notes does not purport to be complete and is qualified in its entirety by reference to the Indenture governing the Notes (including the supplemental indentures and the forms of Notes included therein), copies of which are attached hereto as Exhibits 4.1, 4.2 and 4.3, respectively, and incorporated herein by reference.

4.750% Senior Notes due 2029

In connection with the Transactions, Magnera entered into a third supplemental indenture, dated November 4, 2024, by and among, Magnera, each of the parties identified as subsidiary guarantors thereon and Wilmington Trust, National Association, as trustee, (the “Third Supplemental Indenture”) with respect to the Existing Notes pursuant to which the Existing Notes will add certain guarantors such that the Existing Notes will be guaranteed by the same guarantors as Magnera’s Term Loan Facility and the Notes.

The foregoing description of the Third Supplemental Indenture governing the Existing Notes does not purport to be complete and is qualified in its entirety by reference to the Third Supplemental Indenture, a copy of which is attached hereto as Exhibit 4.4 and incorporated herein by reference.

Item 1.02	Termination of a Material Definitive Agreement.

Effective as of Closing Date, all amounts outstanding under that certain Fourth Restatement Agreement, dated September 2, 2021, by and among Glatfelter Corporation, the other loan parties party thereto, PNC Bank, National Association, in its capacity as administrative agent and collateral agent for the lenders, and the other lenders party thereto (as amended, the “Fourth Amended and Restated Credit Agreement”) and that certain Term Loan Credit Agreement, dated March 30, 2023, by and among Glatfelter Corporation, Glatfelter Luxembourg S.Á. R.L., the other guarantors party thereto, and Alter Domus (US) LLC, as administrative and collateral agent for the lenders, and the lenders party thereto (as amended, the “11.25% Term Loan”) were repaid, and the Fourth Amended and Restated Credit Agreement and 11.25% Term Loan, including any commitments thereunder, were terminated.

Item 2.01	Completion or Acquisition or Disposition of Assets.

On the Closing Date, the Transactions, including the Merger, were completed pursuant to the RMT Agreement, the Separation Agreement and the other agreements entered into in connection with the transactions contemplated by the RMT Transaction Agreement and the Separation Agreement. At the effective time of the First Merger, each issued and outstanding share of Spinco common stock (except for shares of Spinco common stock held by Spinco as treasury stock or by any subsidiary of Spinco after giving effect to the Separation, which were canceled and ceased to exist and no consideration was delivered in exchange therefor) was automatically converted into the right to receive 0.276305 shares of Company common stock (or cash payment in lieu of fractional shares), based on the exchange ratio set forth in the RMT Transaction Agreement. Under the RMT Transaction Agreement, exchange ratio means (i)(A) the number of outstanding shares of Company common stock as of immediately prior to the effective time of the First Merger on a fully diluted, as converted and as exercised basis in accordance with the treasury stock method (including shares of Company common stock underlying outstanding options and any other outstanding securities or obligations of the Company and its subsidiaries convertible into or exercisable for shares of Company common stock, but excluding options and other equity awards that were to be settled in Company common stock (assuming target level performance), in each case that have been granted pursuant to the Company’s stock plans and were, as of the effective time of the First Merger, out-of-the-money), multiplied by (B) the quotient of 90 divided by 10, divided by (ii) the number of shares of Spinco common stock issued and outstanding immediately prior to the effective time of the First Merger, subject to the adjustments set forth in the RMT Transaction Agreement. The calculation of the number of shares of Company common stock to be issued to holders of record of shares of Spinco common stock immediately prior to the effective time of the First Merger (the “Share Issuance”), as set forth in the RMT Transaction Agreement, resulted in Spinco stockholders immediately prior to the First Merger collectively holding approximately 90% of the outstanding shares of Company common stock on a fully diluted basis immediately following the First Merger. The Company determined that there were approximately 3 million shares of Company common stock outstanding immediately prior to the effective time of the First Merger on a fully diluted, as-converted and as-exercised basis (including as a result of the reverse stock split). Immediately prior to the effective time of the First Merger, the number of shares of Spinco common stock issued and outstanding equaled approximately 115 million. As a result, the exchange ratio in the First Merger was equal to 0.276305. The total shares of Company common stock issued in the Share Issuance therefore equaled the product of (1) approximately 115 million multiplied by (2) 0.276305, which equals approximately 31 million shares of Company common stock. Immediately after the completion of the Transactions, giving effect to the reverse stock split and the Merger, the Company had an aggregate of 35,341,220 shares of Company common stock issued and outstanding.

The Company’s Registration Statement on Form S-4 (Reg. No. 333-281733), as amended, which was declared effective by the Securities and Exchange Commission (the “SEC”) on September 17, 2024 (the “Company Registration Statement”), sets forth certain additional information regarding the Transactions in the section titled “The Transactions” and is incorporated by reference into this Item 2.01. The foregoing description of the Transactions does not purport to be complete and is qualified in its entirety by reference to each of the RMT Transaction Agreement and the Separation Agreement, copies of which are attached hereto as Exhibits 2.1 and 2.2, respectively, and incorporated by reference into this Item 2.01.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangements or Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K under the heading “Financing Matters” is incorporated by reference into this Item 2.03.

Item 4.01	Changes in Registrant’s Certifying Accountant.

In connection with the Transactions, on the Closing Date, following the conclusion of an evaluation managed by the Audit Committee (the “Audit Committee”) of the Board of Directors of the Company, the Audit Committee approved the engagement of Ernst & Young LLP (“EY”) as the Company’s new independent registered public accounting firm for the fiscal year ending September 27, 2025.

EY was the independent registered public accounting firm that audited the combined balance sheets of Spinco as of September 30, 2023, and October 1, 2022, and the related combined statements of income, comprehensive income, cash flows and changes in parent invested equity for the years ended September 30, 2023, October 1, 2022, and October 2, 2021, which is a part of the Company Registration Statement. During the most recent fiscal years ended December 31, 2023 and 2022, and the subsequent interim period through November 4, 2024, neither the Company nor anyone acting on its behalf has consulted with EY with respect to (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s consolidated financial statements, which were audited by Deloitte & Touche LLP (“Deloitte”), and neither a written report nor oral advice was provided to the Company by EY that EY concluded was an important factor considered by the Company in reaching a decision on any accounting, auditing or financial reporting issue, or (ii) any matter subject to any “disagreement” (as such term is defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) or a “reportable event” (as such term is defined in Item 304(a)(1)(v) of Regulation S-K).

In connection with the appointment of EY, on November 4, 2024, the Audit Committee approved the dismissal of Deloitte as the Company’s independent registered public accounting firm, effective immediately.

The audit report of Deloitte on the Company’s consolidated financial statements for the two most recent fiscal years ended December 31, 2023 and 2022 did not contain an adverse opinion or a disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principles.

In connection with the audit of the Company’s consolidated financial statements for the fiscal years ended December 31, 2022 and 2023, and the subsequent interim period through November 4, 2024, there were no (i) “disagreements” (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) between the Company and Deloitte on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Deloitte, would have caused Deloitte to make reference to the subject matter of the disagreement in their reports on the financial statements for such years, or (ii) “reportable events” (as defined in Item 304(a)(1)(v) of Regulation S-K).

The Company provided Deloitte with a copy of this Current Report on Form 8-K prior to its filing with the SEC. The Company requested that Deloitte furnish the Company with a letter addressed to the SEC stating whether or not Deloitte agrees with the above statements, as required by Item 304(a)(3) of Regulation S-K. A copy of Deloitte’s letter is filed as Exhibit 16.1.

Item 5.01	Changes in Control of Registrant.

The information set forth in the Introductory Note and Item 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item 5.01.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure and Election of Directors

In accordance with the terms of the RMT Transaction Agreement, as of the effective time of the Second Merger, (i) the board of directors of the Company (the “Board”) increased the size of the Board to nine directors, (ii) the directors on the Board immediately prior to the completion of the Merger, other than Kevin M. Fogarty, Thomas M. Fahnemann and Bruce Brown (who will continue as the Glatfelter desginees on the Board), resigned from the Board and from all committees of the Board on which each such resigning director served, and (iii) Michael (Mike) S. Curless, Samantha (Sam) J. Marnick, Carl J. (Rick) Rickertsen, Thomas (Tom) E. Salmon and Mary Dean Hall, Berry’s designees pursuant to its rights under the RMT Agreement, and Curtis L. Begle as the CEO designee, in accordance with the RMT Agreement, were elected to the Board. Kevin M. Fogarty will continue to serve as the Chairman of the Board.

Effective as of the effective time of the Second Merger, the directors identified below were appointed and designated to the following committees of the Board:

Board Member	Nominating and Corporate Governance	Compensation	Audit
Bruce Brown	✓	Chair
Michael S. Curless	✓		✓
Kevin M. Fogarty		✓
Mary Dean Hall			✓
Samantha J. Marnick	✓	✓
Carl J. Rickertsen		✓	Chair
Thomas E. Salmon	Chair		✓

Biographical information and other arrangements of the Company’s directors are included in the Company Registration Statement in the section titled “The Transactions— Board of Directors and Management of Glatfelter Following the Transactions”, which is incorporated by reference into this Item 5.02.

Appointment of Officers

In connection with the completion of the Transactions, on the Closing Date, the following individuals were elected as officers of the Company as set forth in the table below:

Name	Title
Curtis L. Begle	President and Chief Executive Officer
James Till	Executive Vice President, Chief Financial Officer and Treasurer
Tarun Manroa	Executive Vice President and Chief Operating Officer
David Parks	President, Americas
Achim Schalk	President, EMEIA/APAC
Paul Harmon	Executive Vice President, Global Innovation, Engineering & Sustainability
Eileen L. Beck	Executive Vice President, Human Resources & Administration
Robert Weilminster	Executive Vice President, Strategy, Integration, Corporate Development, Investor Relations
Kathy Vanderheyden	Executive Vice President, Global Operations Excellence & Integration, Quality & Regulatory, EHS
Jill L. Urey	Executive Vice President, General Counsel and Corporate Secretary

Biographical information for Custis L. Begle, James Till and Tarun Manroa are included in the Company Registration Statement in the section titled “The Transactions— Board of Directors and Management of Glatfelter Following the Transactions”, which is incorporated by reference into this Item 5.02. As previously disclosed, effective as of the Closing Date, Thomas Fahnemann resigned from his position as the President and Chief Executive Officer, Ramesh Shettigar resigned from his position as the Senior Vice President, Chief Financial Officer & Treasurer, Boris Illetschko resigned from his position as the Senior Vice President, Chief Operating Officer, and David C. Elder resigned from his position as Vice President, Strategic Initiatives, Business Optimization & Chief Accounting Officer of the Company. Each of the departing executives will receive the severance benefits and post-termination obligations they are entitled to under the RMT Transaction Agreement, their Change in Control Employment Agreements and the awards governing their outstanding equity awards and other employee benefits in connection with the Closing Date. All rights to severance and other benefits were previously disclosed in the Company’s Registration Statement in the section titled “The Transactions — Interests of Glatfelter’s Directors and Executive Officers in the Transactions,” which is incorporated by reference into this Item 5.02 and updated for the reverse stock split and the Closing Date stock price. The executives will be required to execute a customary release of claims and restrictive covenant agreement in favor of the Company to receive the severance and other benefits.

Consulting Agreement

Effective on the Closing Date, the Company entered into a consulting agreement with former executive David C. Elder (the “Consulting Agreement”). Under the Consulting Agreement, Mr. Elder will be an independent contractor and provide certain transition services from November 5, 2024 through January 31, 2025. For his role as a consultant, the Company will pay Mr. Elder an hourly fee at the rate of $300 per hour for a maximum of 40 hour per month.

The foregoing description of the Consulting Agreement does not purport to be complete and is qualified in its entirety by reference to the Consulting Agreement, a copy of which is attached hereto as Exhibit 10.4 and incorporated by reference into this Item 5.02.

Omnibus Incentive Plan

The shareholders of the Company approved the Omnibus Incentive Plan effective as of October 23, 2024 at the special meeting held on October 23, 2024. The material terms of the Omnibus Incentive Plan are described in the Company Registration Statement and the prospectus/proxy statement in the section titled “Information About the Glatfelter Special Meeting — Share Issuance, Charter Amendment, Omnibus Plan and “Golden Parachute” Compensation Proposals”, which is incorporated by reference into this Item 5.02.

The foregoing description of the Omnibus Incentive Plan does not purport to be complete and is qualified in its entirety by reference to the Omnibus Incentive Plan, a copy of which is attached hereto as Exhibit 10.5 and incorporated by reference into this Item 5.02.

Effective on the Closing Date, the Company adopted form award agreements for awards granted under the Omnibus Incentive Plan. The form award agreements include a form of: (i) a restricted stock unit award agreement; (ii) a performance share award agreement; (iii) a special restricted stock unit award agreement; (iv) a director restricted stock unit award agreement; and (v) restricted stock unit award agreements resulting from the conversion of Berry awards to awards under the Omnibus Incentive Plan.

The foregoing description of the form award agreements does not purport to be complete and is qualified in its entirety by reference to the form award agreements, copies of which are attached hereto as Exhibits 10.6, 10.7, 10.8, 10.9, 10.10, 10.11, and 10.12 respectively, and incorporated by reference into this Item 5.02.

Omnibus Incentive Plan Grants

Effective on the Closing Date, the Company approved annual restricted stock unit grants for each of its non-employee directors in the amount of $200,000, to be vested on the first anniversary of the Closing Date (inclusive of a one-time grant of $50,000 relating to assuming the role of directors of Magnera, other than Mr. Fahnemann who received a grant equal to $150,000,000). The restricted stock unit grants to non-employee directors were granted on the director restricted stock unit award agreement attached hereto as Exhibit 10.9. The number of restricted stock units granted will be determined by dividing the annual award value by the closing price of the Company’s stock on the Closing Date.

Effective on the Closing Date, the Company approved annual grants under the Omnibus Incentive Plan for the Company’s officers listed in the table below. 25% of the annual award value was granted as of the Closing Date in the form of restricted stock units and on the restricted stock unit form award agreement attached hereto as Exhibit 10.6. The number of restricted stock units granted will be determined by dividing the annual award value by the closing price of the Company’s stock on the Closing Date. The restricted stock units will vest ratably in three equal annual installments.

The remaining 75% of the approved annual grants will be granted as performance share awards on such terms and conditions consistent with the Omnibus Incentive Plan and at such date as determined by the Company, to occur within the first ninety (90) days following the Closing Date.

The Company also approved a one-time special award for the same officers effective on the Closing Date in the form of restricted stock units on the special restricted stock unit award agreement attached hereto as Exhibit 10.8. The number of restricted stock units granted will be determined by dividing the annual award value by the closing price of the Company’s stock on the Closing Date. The special restricted award units will cliff vest on the third anniversary of the Closing Date.

The annual award values and the one-time special award value are provided in the table below:

Officer	Annual Award Value	One-Time Special Award Value
Curt Begle	$4,600,000	$1,500,000
James Till	$1,200,000	$500,000
Tarun Manroa	$900,000	$500,000
David Parks	$500,000	$250,000
Achim Schalk	$475,000	$250,000
Eileen Beck	$500,000	$250,000
Robert Weilminster	$500,000	$200,000
Paul Harmon	$475,000	$200,000
Jill Urey	$400,000	$200,000
Kathy Vanderheyden	$240,000	$200,000

Non-Qualified Deferred Compensation Plan

On the Closing Date, the Company adopted the Magnera Corporation Deferred Compensation Plan (the “Deferred Compensation Plan”) to be effective January 1, 2025. Under the Deferred Compensation Plan, eligible executives may elect to defer up to 90% of their base salary and annual bonus and receive a matching contribution, with limits to be determined by the Company for each year, and which were initially set for the 2025 calendar year at 50% of deferrals up to 6% of eligible compensation. Matching contributions will be subject to a three-year cliff vesting schedule. Executive deferrals will be contributed to a rabbi trust.

The foregoing description of the Deferred Compensation Plan does not purport to be complete and is qualified in its entirety by reference to the Deferred Compensation Plan, a copy of which is attached hereto as Exhibit 10.13 and incorporated by reference into this Item 5.02.

Amendments to Deferred Compensation Plan and Supplemental Executive Retirement Plan

Effective on the Closing Date, the Company amended the P. H. Glatfelter Company Supplemental Executive Retirement Plan and that certain Glatfelter Deferred Compensation Plan (together, the “Compensation Plans”, and such amendments, the “Compensation Plan Amendments”) to provide that the closing of the Transactions would not trigger any funding obligation from the Company or any requirement to establish a rabbi trust for benefits accrued under the Compensation Plans, but that the rabbi trust funding requirements would apply for any future change in control (as defined therein) and become fixed and nonforfeitable with respect to accrued benefits as of such date.

The foregoing description of the Compensation Plan Amendments does not purport to be complete and is qualified in its entirety by reference to the Compensation Plan Amendments, copies of which are attached hereto as Exhibits 10.14 and 10.15, respectively and incorporated by reference into this Item 5.02.

Dante Parrini SERP Benefit Rabbi Trust

In conjunction with the closing of the Transactions, the Company is entering into a Non-Qualified Plan Trust Agreement – Dante Parrini SERP Benefit Rabbi Trust (the “Parrini Trust”) to fund the vested accrued benefits of former executive Dante Parrini under the P. H. Glatfelter Company Supplemental Executive Retirement Plan in the amount of $4,993,030. The Parrini Trust was contractually required as a condition of Mr. Parrini’s previous separation from the Company.

Indemnification Agreements

Effective as of Closing Date, the Company is entering into indemnification agreements with all of the Company’s executive officers and directors (collectively, “Indemnitees”). These agreements provide that the Indemnitees will be protected as promised in the Magnera Bylaws (as defined below) (regardless of, among other things, any amendment to or revocation of the Magnera Bylaws or any change in the composition of the Company’s Board or an acquisition transaction relating to the Company) and advancement of expenses to the fullest extent of the law and as set forth in the indemnification agreements. These agreements also provide, to the extent insurance is maintained, for the continued coverage of the Indemnitees under the Company’s director and officer insurance policies.

The foregoing description of the indemnification agreements does not purport to be complete and is qualified in its entirety by reference to the form of indemnification agreements, a copy of which is attached hereto as Exhibit 10.16 and incorporated by reference into this Item 5.02.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Changes in Fiscal Year.

Amendment to Amended and Restated Articles of Incorporation

On the Closing Date and prior to the effective time of the First Merger, the Company amended the Glatfelter Charter to, among other things, change its name to Magnera Corporation, effect a reverse stock split of all issued and outstanding shares of Company common stock at a ratio of 1-for-13 and increase the number of authorized shares of Company common stock from 120,000,000 shares to 240,000,000 shares. Information about the Charter Amendment is included in the Company Registration Statement in the section titled “Information About the Glatfelter Special Meeting — Share Issuance, Charter Amendment, Omnibus Plan and “Golden Parachute” Compensation Proposals”, which is incorporated by reference into this Item 5.03.

Amended and Restated Bylaws

On the Closing Date, the Company also amended and restated its amended and restated bylaws (as amended and restated, the “Magnera Bylaws”) to, among other things, reflect its name change to Magnera Corporation, and to update certain of its advance notice and shareholder meeting adjournment provisions.

Each of the foregoing descriptions does not purport to be complete and is qualified in its entirety by reference to each of the Charter Amendment and the Magnera Bylaws, respectively, copies of which are attached hereto as Exhibits 3.1 and 3.2, respectively, and incorporated by reference into this Item 5.03.

Change in Fiscal Year

In connection with the Transactions, on the Closing Date, the Board approved a change in the Company’s fiscal year-end from December 31 to a 52- or 53-week period ending generally on the Saturday closest to September 30, effective October 1, 2024. The Company will file reports for the twelve-month period ending on the Saturday closest to September 30 of each year beginning with the twelve-month period ending September 27, 2025.

Item 5.05	Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics.

In connection with the Transactions, on the Closing Date, the Board approved and adopted a new Code of Business Conduct applicable to all employees, officers and directors of Magnera and a new Code of Business Ethics for the CEO and Senior Financial Officers of Magnera. Copies of the Code of Business Conduct and the Code of Business Ethics for the CEO and Senior Financial Officers can be found at www.magnera.com on the “Investors-Governance” page. The above description of the Code of Business Conduct and the Code of Business Ethics for the CEO and Senior Financial Officers does not purport to be complete and is qualified in its entirety by reference to the full text of each of the Code of Business Conduct and the Code of Business Ethics for the CEO and Senior Financial Officers, copies of which are at the website described above.

Item 7.01	Regulation FD Disclosure.

On the Closing Date, the Company and Berry issued a joint press release announcing the completion of the Transactions. A copy of the press release is furnished as Exhibit 99.1 hereto and, along with the information set forth under the Introductory Note, is incorporated herein by reference.

The information in this Item 7.01, including Exhibit 99.1 hereto, is being furnished under Item 7.01 and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of such section, nor shall it be deemed incorporated by reference into any filing by the Company under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 8.01	Other Events.

Change of Ticker Symbol

In connection with the completion of the Transactions, Company common stock will cease trading on the New York Stock Exchange (the “NYSE”) under the ticker symbol “GLT”, after the close of trading on the Closing Date. On November 5, 2024, Company common stock will commence trading on NYSE under the ticker symbol “MAGN”.

Item 9.01	Financial Statements and Exhibits.

(a) Financial statements of businesses acquired

The combined financial statements of Spinco (the HHNF Business) as of September 30, 2023, and October 1, 2022, and for each of the years ended September 30, 2023, October 1, 2022, and October 2, 2021, and notes thereto and the interim combined financial statements of Spinco (the HHNF Business) as of June 29, 2024, and for the three quarterly periods then ended, and notes thereto were included in the Company Registration Statement and are incorporated by reference into this Item 9.01(a).

(b) Pro Forma Financial Information

The unaudited pro forma condensed combined financial information of the HHNF Business and the Company (i) as of and for the three quarterly periods ended June 29, 2024, and (ii) for the twelve months ended September 30, 2023 were included in the Company Registration Statement and are incorporated by reference into this Item 9.01(b).

(d) Exhibits

Number	Description
2.1	RMT Transaction Agreement, dated as of February 6, 2024, by and among Glatfelter Corporation, Treasure Merger Sub I, Inc., Treasure Merger Sub II, LLC, Berry Global Group, Inc. and Treasure Holdco, Inc. (incorporated by reference to Exhibit 2.1 of Glatfelter Corporation’s Current Report on Form 8-K/A filed on February 12, 2024)†
2.2	Separation and Distribution Agreement, dated as of February 6, 2024, by and among Glatfelter Corporation, Berry Global Group, Inc. and Treasure Holdco, Inc. (incorporated by reference to Exhibit 2.2 of Glatfelter Corporation’s Current Report on Form 8-K/A filed on February 12, 2024)†
3.1	Amendment to the Amended and Restated Articles of Incorporation of Glatfelter Corporation

3.2	Amended and Restated Bylaws of Magnera Corporation
4.1	Indenture, by and between Treasure Escrow Corporation and U.S. Bank Trust Company, National Association, as Trustee and Collateral Agent, relating to the 7.250% Senior Secured Notes due 2031, dated October 25, 2024
4.2	First Supplemental Indenture, by and among Treasure Escrow Corporation, Treasure Merger Sub II, LLC and U.S. Bank Trust Company, National Association, as Trustee and Collateral Agent, relating to the 7.250% Senior Secured Notes due 2031, dated November 4, 2024
4.3	Second Supplemental Indenture, by and among Magnera Corporation, each of the parties identified as a Subsidiary Guarantor thereon, Treasure Merger Sub II, LLC and U.S. Bank Trust Company, National Association, as Trustee and Collateral Agent, relating to the 7.250% Senior Secured Notes due 2031, dated November 4, 2024
4.4	Third Supplemental Indenture, by and among Magnera Corporation, each of the parties identified as a Subsidiary Guarantor thereon and Wilmington Trust, National Association, as trustee, relating to the 4.750% Senior Notes due 2029, dated November 4, 2024
10.1	Transition Services Agreement, dated November 4, 2024, by and between Berry Global, Inc. and Treasure Merger Sub II, LLC^
10.2	Term Loan Credit Agreement, dated November 4, 2024, by and among Treasure Holdco, Inc., the lenders party thereto and Citibank, N.A. as administrative agent and collateral agent for the lenders*
10.3	Asset-Based Revolving Credit Agreement, dated November 4, 2024, by and among Treasure Holdco, Inc., Magnera Corporation, certain subsidiaries of Magnera, the lenders party thereto and Wells Fargo Bank, National Association as administrative agent, collateral agent and U.K. security trustee for the lenders*
10.4	Consulting Agreement, effective November 4, 2024, by and between Magnera Corporation and David C. Elder**
10.5	Magnera Corporation 2024 Omnibus Incentive Plan
10.6	Form of Restricted Stock Unit Award Agreement
10.7	Form of Performance Share Award Agreement
10.8	Form of Special Restricted Stock Unit Award Agreement
10.9	Form of Director Restricted Stock Unit Award Agreement
10.10	Form of Restricted Stock Unit Award Agreement (Berry RSU conversion)
10.11	Form of Restricted Stock Unit Award Agreement (Berry Option conversion)
10.12	Form of Restricted Stock Unit Award Agreement (Berry DER conversion)
10.13	Magnera Corporation Deferred Compensation Plan
10.14	P. H. Glatfelter Company Supplemental Executive Retirement Plan Amendment
10.15	Glatfelter Deferred Compensation Plan Amendment
10.16	Form of Indemnification Agreement for Officers and Directors
16.1	Letter from Deloitte & Touche LLP dated November 4, 2024
99.1	Press Release dated November 4, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

† Pursuant to Item 601(b)(2) of Regulation S-K, certain schedules and similar attachments to the RMT Transaction Agreement and the Separation Agreement have been omitted and will be supplementally provided to the SEC upon request.

^ Pursuant to Item 601(b)(10)(iv) of Regulation S-K, certain schedules and similar attachments to the RMT Transaction Agreement and the Separation Agreement have been omitted and will be supplementally provided to the SEC upon request.

* Pursuant to Item 601(a)(5) of Regulation S-K, exhibits, schedules and annexes have been omitted and will be supplementally provided to the SEC upon request.

** Pursuant to Item 601(a)(6) of Regulation S-K, certain information has been omitted.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Magnera Corporation

November 4, 2024	By:	/s/ Jill L. Urey
Name: Jill L. Urey
Title: Executive Vice President, General Counsel and Corporate Secretary